SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 29 TO

                      REGISTRATION STATEMENT NUMBER 2-68296

                    American Express Cash Reserve Certificate

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      AMERICAN EXPRESS CERTIFICATE COMPANY
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      6725
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            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
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                      (I.R.S. Employer Identification No.)

         200 AXP Financial Center, Minneapolis, MN 55474, (612) 671-3131
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   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 Eileen J. Newhouse - 50605 AXP Financial Center,
                     Minneapolis, MN 55474, (612) 671-2772
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 29 TO
                       REGISTRATION STATEMENT NO. 2-68296

Cover Page

Prospectus

Part II Information

Signatures

Exhibits

American
   Express
Certificates

                                                                American Express
                                                                    Cash Reserve
                                                                     Certificate


                                                       PROSPECTUS APRIL 24, 2002


                  Earn attractive rates with ready access to your cash reserves.

American Express Certificate Company (AECC), formerly IDS Certificate Company, issues American Express Cash Reserve Certificates. You may:

o Purchase this certificate in any amount from $1,000 through $1 million or with monthly investments of at least $50.
o  Earn a fixed rate of interest declared every three months.
o Invest in successive three-month terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of AECC. See "Risk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:       American Express Certificate Company
              70100 AXP Financial Center
              Minneapolis, MN 55474
              (800) 862-7919 (toll free)

Distributor:  American Express Financial Advisors Inc.
              American Express companies

(logo)
AMERICAN
EXPRESS

Initial Interest Rates

AECC guarantees a fixed interest rate for each three-month term during the life of the certificate. For your initial term, AECC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the U.S. 90-day Treasury Bill rate. See "About the Certificate" for more explanation.


Here are the interest rates in effect April 24, 2002:

Investment amount     Simple interest rate*     Effective annualized yield**
 $50 to $9,999                         ____%                 ____%
 $10,000 to $24,999                    ____%                 ____%
 $25,000 or more                       ____%                 ____%


  * Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."
 ** Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of AECC and may also differ from the rates shown here. See "Rates for New Purchases" under "About the Certificate" for further information.

AECC may offer different rates for different distribution channels. For more information call (800) 862-7919. Certificates of deposit (CDs) with different rates may be available from American Express Centurion Bank, an affiliate of AECC, including high rate CDs through Membership B@nkingSM.

RISK FACTORS
You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of AECC. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

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2p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

Table of Contents


Initial Interest Rates                                               2p
Risk Factors                                                         2p
About the Certificate                                                4p
Read and Keep This Prospectus                                        4p
Investment Amounts and Terms                                         4p
Face Amount and Principal                                            4p
Value at Maturity                                                    4p
Receiving Cash During the Term                                       5p
Interest                                                             5p
Rates for New Purchases                                              5p
Promotions and Pricing Flexibility                                   6p
How to Invest and Withdraw Funds                                     8p
Buying Your Certificate                                              8p
Bonus Payment                                                        8p
Additional Investments                                               9p
Three Ways to Make Investments                                      10p
Full and Partial Withdrawals                                        11p
When Your Certificate Term Ends                                     11p
Transfers to Other Accounts                                         12p
Two Ways to Request a
   Withdrawal or Transfer                                           12p
Three Ways to Receive Payment
   When You Withdraw Funds                                          13p
Retirement Plans: Special Policies                                  13p
Transfer of Ownership                                               14p
For More Information                                                14p
Taxes on Your Earnings                                              14p
Retirement Accounts                                                 14p
Gifts to Minors                                                     15p
Your TIN and Backup Withholding                                     15p
Foreign Investors                                                   16p
How Your Money Is Used and Protected                                18p
Invested and Guaranteed by AECC                                     18p
Regulated by Government                                             18p
Backed by Our Investments                                           19p
Investment Policies                                                 19p
How Your Money Is Managed                                           22p
Relationship Between AECC and
   American Express
   Financial Corporation                                            22p
Capital Structure and  Certificates Issued                          22p
Investment Management and Services                                  23p
Distribution                                                        24p
Transfer Agent                                                      24p
Employment of Other
   American Express Affiliates                                      24p
Directors and Officers                                              25p
Independent Auditors                                                27p
American Express Certificates                                       27p
Appendix                                                            28p
Annual Financial Information                                          p
Summary of Selected
   Financial Information                                              p
Management's Discussion and
   Analysis of Financial Condition and
   Results of Operations                                              p
American Express Certificate Company
   Responsibility for Preparation of
   Financial Statements                                               p
Report of Independent Auditors                                        p
Financial Statements                                                  p
Notes to Financial Statements                                         p


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3p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

About the Certificate

READ AND KEEP THIS PROSPECTUS
This prospectus describes terms and conditions of your American Express Cash Reserve Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Cash Reserve Certificate as described in the prospectus, or to bind AECC by any statement not in it.

INVESTMENT AMOUNTS AND TERMS
You may purchase the American Express Cash Reserve Certificate in any amount from $1,000 or monthly investments of at least $50 through scheduled bank authorization or payroll deduction. Your total investments over the life of the certificate may not exceed $1 million unless you receive prior approval from AECC. AECC guarantees your principal and interest.


The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. A minimum investment of $50 per month is required for these types of accounts. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.


FACE AMOUNT AND PRINCIPAL
The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate.

The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus                  At the end of a term, interest credited to your
                      account during the term
minus                 Any interest paid to you in cash
plus                  Any additional investments to your certificate
minus                 Any withdrawals, fees and applicable penalties
--------------------------------------------------------------------------------

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:

           $5,000     Face amount (initial investment)
plus       $   75     Interest credited to your account
minus      $   (0)    Interest paid to you in cash
plus       $2,500     Additional investment to your certificate
minus      $   (0)    Withdrawals and applicable penalties or fees
--------------------------------------------------------------------------------
           $7,575     Principal at the beginning of the next term
================================================================================

VALUE AT MATURITY
Your certificate matures 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate. This will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals, penalties and fees. Bank authorizations will automatically be stopped at maturity or full withdrawal.

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4p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

RECEIVING CASH DURING THE TERM
If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST
Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

AECC declares and guarantees a fixed rate of interest for each three-month period during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance each day,
o  adding these daily amounts to get a monthly total, and
o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling the Client Service Organization at the telephone numbers listed on the back cover.

RATES FOR NEW PURCHASES
AECC has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first term. AECC guarantees rates for new purchases based on the following:

Investment amount       Rate for new purchases
----------------------- --------------------------------------------------------
Less than $10,000       Within a range of 225 basis points (2.25%) below to 125
                        basis points (1.25%) below the rate published for a
                        U.S. 90 day Treasury Bill
----------------------- --------------------------------------------------------
From                    $10,000 to $24,999 Within a range from 50 basis points
                        (0.50%) below to 50 basis points (0.50%) above the rate
                        published for a U.S. 90 day Treasury Bill
----------------------- --------------------------------------------------------
$25,000 and above       Within a range from 25 basis points (0.25%) below to 75
                        basis points (0.75%) above the rate published for a
                        U.S. 90 day Treasury Bill
----------------------- --------------------------------------------------------

For example, if the average rate most recently published for the U.S. 90 day Treasury Bill is 4.00%, our rate in effect for that week for amounts of $10,000 to $24,999 would be between 3.50% and 4.50%.

The U.S. 90 day Treasury Bill is a debt instrument issued by the U.S. Treasury. The U.S. 90 day Treasury Bill is published on the Chicago Mercantile Exchange Web site at www.cme.com. The stock market closes at 3 p.m. Central time. The U.S. 90 day Treasury Bill rate is available at approximately 4:30 p.m. In the future, we may use a later time cut-off if it becomes feasible to do so. We will use this rate to determine the rates for new certificates. Each Wednesday the U.S. 90 day Treasury Bill closing rate is used for establishing the rates starting the following Wednesday.

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5p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o  the rate in effect on the date of your application, or
o  the rate in effect on the date your application is accepted by AECC.

However if your application bears a date more than seven days before its receipt by AECC, the rate you receive will be the higher of:

o  the rate in effect on the date your application is accepted by AECC, or
o  the rate in effect seven days prior to receipt.

Except for specific promotions, AECC guarantees an initial rate 25 basis points above the rate offered to the general public on this American Express Certificate if it is purchased by using the CD transfer service offered by American Express Financial Advisors Inc. to help you transfer money from a bank or thrift CD account to American Express Financial Advisors Inc. investments. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased using the CD transfer service will be 25 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms. To be eligible for this rate, you must transfer at least $10,000 from a CD account to AECC to purchase one or more American Express Cash Reserve Certificates and/or American Express Flexible Savings Certificates, and this rate will only apply to those certificates.

PROMOTIONS AND PRICING FLEXIBILITY
AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. Rates also may vary depending on the amount invested, geographic location and whether the certificate is purchased for an IRA or qualified retirement plan account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates will be set as follows:

For accounts of less than $10,000 the rate will be 200 basis points (2.00%) below to 100 basis points (1.00%) below the rate published for a U.S. 90 day Treasury Bill. For accounts from $10,000 to $24,999 the rate will be from 25 basis points (0.25%) below to 75 basis points (0.75%) above the rate published for a U.S. 90 day Treasury Bill. For accounts of $25,000 and more the rate will be 0 basis points (.00%) above to 100 basis points (1.00%) above the rate published for a U.S. 90 day Treasury Bill.

Rates for future terms: Interest on your certificate for future three-month terms may be greater or less than the rates you receive during the first three months. In setting future rates, a primary consideration will be the prevailing investment climate, including the U.S. 90 day Treasury Bill rate. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month term. If the U.S. 90 day Treasury Bill rate is no longer publicly available or feasible to use, AECC may use another similar source as a guide for setting rates.

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6p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

Performance: From February 199__ through February 2002, American Express Cash Reserve yields were generally higher than average bank and thrift three-month CD yields, as measured by the BANKRATE MONITOR(R)(BRM) Top 25 Market Average(R). BANKRATE MONITOR and National Index are marks owned by BANKRATE.COMSM, a publication of Bankrate, Inc., N. Palm Beach, FL, 33408.


The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with AECC, AEFC, or any of their affiliates. The BRM Top 25 Market Average(R) is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Top 25 Market Average(R) are government insured fixed-rate time deposits.


                 Yield from Februacy 1996 through February 2002
(line chart)

8%

        AXP Cash Reserve Certificate        3 Month Treasury Bill
6%


4%
             BRM Top 25 Market Advantage(R)
                                                Money Market Deposit Account
2%

'96        '97         '98         '99           '00           '01         '02

This graph compares past yields offered on American Express Cash Reserve Certificate to those of three-month CDs and money market deposit accounts, as measured by the BRM Top 25 Market Average(R) and the U.S. 90 day Treasury Bill. It should not be considered a prediction of future performance.


Future performance will not be compared to the BRM Top 25 Market Average(R), but will instead be compared to the U.S. 90 day Treasury Bill.

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7p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE
Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

BONUS PAYMENT
AECC will pay a bonus at a rate of 50 basis points (.50%) on your Cash Reserve Certificate. In order for you to be eligible for the bonus, you must keep your certificate for 12 months. The issue date of your certificate will be used for determining when your bonus payment will be made. The bonus will be calculated based on the amount invested minus any withdrawals made during the 12-month period. Any additional payments or credited interest paid during the 12-month period will not be used to calculate your bonus payment.

For example, if you open a new account with a $50,000 balance and during the following 12-month period you withdraw $10,000, the bonus payment is calculated based on the remaining $40,000 balance. If during the same 12-month period you add $15,000 to your certificate and your certificate earns $2,500 of interest, your bonus payment is still calculated based on your original investment of $50,000, minus $10,000 withdrawn during the 12-month period. Based on the 0.50% bonus rate, your principal at the end of the 12-month period will equal:

                    $ 50,000    Face amount (initial payment)
plus                $ 15,000    Additional payment
plus                $  2,500    Credited interest
minus               $(10,000)   Withdrawal
plus                $    200    Credited bonus interest (Beginning balance less
                                withdrawals throughout the year times bonus rate
                                ($50,000 - $10,000) x 0.005 = $200)
--------------------------------------------------------------------------------
                    $ 57,700     Principal at the end of the 12-month period
--------------------------------------------------------------------------------

The bonus for your second 12-month period will be based on the principal at the end of your first 12-month period minus any withdrawals made during the second 12-month period. Any additional payments and credited interest earned during the second 12-month period will not be counted towards the second 12-month period bonus payment. The subsequent years' bonus payments will be calculated in the same manner.

AECC reserves the right to discontinue payment of the bonus at any time. In the event the bonus is discontinued, the bonus will be available only for certificateholders who purchased their certificate at the time the bonus was available, and keep their certificate for the 12-month period following the date of purchase. If the bonus is discontinued, the bonus will not be paid for the 12-month period(s) subsequent to the initial 12-month period immediately following the purchase, including 12-month renewal periods that begin after the bonus is discontinued.

There is no assurance these rates will be in effect or that these results will be achieved at the time you invest. AECC reserves the right to adjust the bonus rate for new 12-month periods.

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8p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

ADDITIONAL INVESTMENTS
You may make additional investments at any time. Additional investments can be in any amount from $50, and your total investment, less withdrawals, may not exceed $1 million (unless you receive prior approval from AECC to invest more). You will earn interest on additional investments from the date we accept them. AECC will send a confirmation of additional investments.

If you add to a certificate purchased other than through an American Express financial advisor, you may be given different instructions regarding additional investments.

Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

Purchase policies

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.
o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period you will not earn any interest.
o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks with the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.
o AECC has complete discretion to determine whether to accept an application and sell a certificate.
o You must maintain a balance of at least $1,000 in your Cash Reserve Certificate account unless you are using an authorized systematic pay-in or payout arrangement. If you use a scheduled pay-in arrangement, your minimum balance requirement is $50.
o If you make no investments for a period of at least 12 consecutive months and your principal is less than $1,000, we will send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days your certificate will be canceled, and we will send you a check for its full value.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement
Plans: Special Policies."

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9p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

THREE WAYS TO MAKE INVESTMENTS

1 By scheduled investment plan:

Contact your financial advisor to set up one of the following scheduled plans for monthly investments:

o  Bank authorization (automatic deduction from your account)
o  Automatic payroll deduction
o  Direct deposit of social security check
o  Other plan approved by AECC
o  Monthly minimum investment must be $50

To cancel a bank authorization, you must instruct AECC in writing or over the phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account.

2 By mail:

For monthly or lump sum investments, send your check, by regular or express mail, along with your name and account number to:

American Express Financial Advisors Inc.
70200 AXP Financial Center
Minneapolis, MN 55474

3 By wire:

If you have an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.


Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your personal number) for (your name). Please be sure to include all 10 digits of the American Express Financial Advisors account number, including the zeros.


If this information is not included, the order may be rejected and all money received, less any costs AEFC incurs, will be returned promptly.

o  Minimum amounts each wire investment: $1,000.
o Wire orders can be accepted only on days when your bank, AEFC, AECC and Wells Fargo Bank Minnesota, N.A. are open for business.
o Wire purchases are completed when wired payment is received and we accept the purchase.
o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.
o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.
o  You must pay for any fee the bank charges for wiring.

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10p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

FULL AND PARTIAL WITHDRAWALS
You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "Two Ways to Request a Withdrawal or Transfer."
o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.
o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.
o Scheduled partial withdrawals may be sent to you monthly, quarterly, semiannually or annually. The minimum withdrawal amount is $50.
o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.
o Withdrawals that reduce your certificate's principal below a break point for a lower interest rate will cause the remaining principal to earn the lower interest rate for the rest of the term from the date of the withdrawal.
o You may not make a withdrawal from your certificate if that withdrawal causes your balance to fall below $1,000 unless you are making bank authorization or payroll deduction payments or taking systematic payments from your certificate. In these instances, the remaining balance will earn the lower interest rate in effect for balances of less than $1,000.

WHEN YOUR CERTIFICATE TERM ENDS
Shortly before the end of your certificate's term we will send you a notice indicating the interest rate that will apply to the new term. Unless you tell us otherwise, your certificate will automatically continue for another term. The interest rate that will apply to your new term will be the rate in effect on the day the new term begins. This rate of interest will not be changed during that term unless your certificate's principal falls below a break point for a lower interest rate.

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.
o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.
o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

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11p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS
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TRANSFERS TO OTHER ACCOUNTS
You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

TWO WAYS TO REQUEST A WITHDRAWAL OR TRANSFER
1 By phone:

Call the Client Service Organization at the telephone numbers listed on the back cover.


o  Maximum phone request: $100,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.
o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.
o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2 By mail:

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.
70100 AXP Financial Center
Minneapolis, MN 55474

Written requests are required for:


o  Transactions over $100,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.
o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

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12p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS
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THREE WAYS TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

1 By regular or express mail:

o  Mailed to address on record; please allow seven days for mailing.

o  Payable to name(s) listed on the account.
o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.


 2 By wire:


o  Minimum wire amount: $1,000.

o  Request that money be wired to your bank.

o  Bank account must be in same ownership as the AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o Applicable wire charges will be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.


 3 By electronic transfer:

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.
o  No charge.
o  Deposited electronically in your bank account.
o  Allow two to five business days from request to deposit.

RETIREMENT PLANS: SPECIAL POLICIES

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's benefit under the plan is administered. These terms may differ from the terms of the certificate.
o If your certificate is held in a custodial or trusteed retirement plan (including a Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to the rules outlined in the plan document or as otherwise provided in the plan document.
o The annual custodial fee for non-401(k) qualified retirement plans or IRAs may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.
o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

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o  If you withdraw all funds from your last account in an IRA at American
   Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.
o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

TRANSFER OF OWNERSHIP
While this certificate is not negotiable, AECC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for a 401(k) plan or other qualified retirement plan, or an IRA you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

FOR MORE INFORMATION
For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

If you purchase your certificate other than through a financial advisor, you may be given different purchase and withdrawal instructions.

Taxes on Your Earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings equal to and over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, "Proceeds from Broker and Barter Exchange Transactions."

RETIREMENT ACCOUNTS

If you are using the certificate as an investment for a 401(k) plan account or other qualified retirement plan account or a traditional IRA, income tax rules for your qualified plan or traditional IRA apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.


AECC will withhold federal income taxes of 10% on a qualified plan or IRA withdrawals unless you tell us not to. AECC is required to withhold federal income taxes of 20% on most qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a 10% early withdrawal penalty by the IRS if you make them before age 591/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. (Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.)

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

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GIFTS TO MINORS

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,500 for the year 2002 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.


YOUR TIN AND BACKUP WITHHOLDING
As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.


If you don't provide and certify the correct TIN, you could be subject to backup withholding of 30% of your interest earnings. You could also be subject to further penalties, such as:


o  a $50 penalty for each failure to supply your correct TIN;
o a civil penalty of $500 if you make a false statement that results in no backup withholding; and
o  criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to Determine the Correct TIN
-------------------------------------- -----------------------------------------
For this type of account:              Use the Social Security or Employer
                                       Identification Number of:
-------------------------------------- -----------------------------------------
Individual or joint account            The individual or one of the owners
                                       listed on the joint account
-------------------------------------- -----------------------------------------
Custodian account of a minor           The minor
(Uniform Gifts/Transfers to Minors
Act)
-------------------------------------- -----------------------------------------
A revocable living trust               The grantor-trustee (the person who
                                       puts the money into the trust)
-------------------------------------- -----------------------------------------
An irrevocable trust, pension trust    The legal entity (not the personal
or estate                              representative or trustee, unless no
                                       legal entity is designated in the
                                       account title)
-------------------------------------- -----------------------------------------
Sole proprietorship                    The owner
-------------------------------------- -----------------------------------------
Partnership                            The partnership
-------------------------------------- -----------------------------------------
Corporate                              The corporation
-------------------------------------- -----------------------------------------
Association, club or tax-exempt        The organization
organization
-------------------------------------- -----------------------------------------


For details on TIN requirements, ask your financial advisor or contact your local American Express Financial Advisors Inc. office for federal Form W-9, Request for Taxpayer Identification Number and Certification. You also may obtain the form on the Internet at (http://www.irs.gov/).


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FOREIGN INVESTORS
Also, the U.S. Internal Revenue Service (IRS) has issued new nonresident alien regulations that significantly change the withholding and reporting rules on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.

Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries. Individuals applying for benefits under a tax treaty may have additional requirements.

Tax treatment of your investment: Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied AECC with one of the Forms W-8. Form W-8 must be supplied with an address of foreign residency and a current mailing address, if different. (Form W-8BEN must be signed and dated by the beneficial owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized power of attorney.) AECC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.

To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN
(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)

This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a reduced rate of, or exemption from, withholding. (Foreign persons or organizations also may be required to fill out one of the other forms that follow in lieu of the W-8BEN.)


Form W-8ECI
(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States)

This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

Form W-8EXP
(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This form should be completed by any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession.


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Form W-8IMY
(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)

This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.


The new Form W-8 must be resupplied every four calendar years, up from three years with the prior form.


Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If AECC receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.


Withholding taxes: If you fail to provide us with a complete Form W-8 as required above, you will be subject to 30% backup withholding on interest payments and withdrawals from certificates.


Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, AECC generally will not act on instructions with regard to the certificate unless AECC first receives, at a minimum, a statement from persons AECC believes are knowledgeable about your estate. The statement must be satisfactory to AECC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to AECC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.


Trusts: If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.


Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

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How Your Money Is Used and Protected

INVESTED AND GUARANTEED BY AECC

AECC, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Cash Reserve Certificate. We are by far the largest issuer of face-amount certificates in the United States, with total assets of more than $4.6 billion and a net worth in excess of $263 million on Dec. 31, 2001.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o  interest to certificate owners,
o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, and transfer agent fees to American Express Client Service Corporation (AECSC).

For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT
Because the American Express Cash Reserve Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Cash Reserve Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2001, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $418 million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


As a condition to regulatory relief from the SEC, AECC has agreed to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC is not obligated to continue to rely on the relief and continue to comply with the conditions of the relief. Similarly, AECC has entered into a written informal understanding with

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18p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS
the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR  INVESTMENTS

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 2001:


Type of investment                                     Net amount invested

 Corporate and other bonds                                      38%
 Government agency bonds                                        48
 Preferred stocks                                                4
 Mortgages                                                       8
 Cash and cash equivalents                                       2

As of Dec. 31, 2001 about 98% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2001 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


INVESTMENT POLICIES
In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities
Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.

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19p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS
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As of Dec.  31,  2001,  AECC  held  about  2% of its  investment  portfolio
(including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and privately arranged and not intended to be publicly offered.

Real estate
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of AECC's assets.

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When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.


Financial transactions including hedges
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on AECC's ability to enter into financial transactions to manage the interest rate risk associated with AECC's assets and liabilities, but AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.


Restrictions
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

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How Your Money Is Managed

RELATIONSHIP BETWEEN AECC AND AMERICAN EXPRESS FINANCIAL CORPORATION
AECC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

AECC files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before AECC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. AECC and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 2001, AEFC managed or administered investments, including its own, of more than $253 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 600 supervisory offices, and more than 3,800 branch offices and more than 10,200 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.


AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o  travel  related  services   (including   American  Express(R)  Card  and
   operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and
o international banking services (through American Express Bank Ltd. and its subsidiaries) and Travelers Cheque and related services.

CAPITAL STRUCTURE AND CERTIFICATES ISSUED

AECC has authorized, has issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 2001, AECC had issued (in face amount) $85,900,891 of installment certificates and $1,851,545,013 of single payment certificates. As of Dec. 31, 2001, AECC had issued (in face amount) $13,831,161,154 of installment certificates and $23,235,188,761 of single payment certificates since its inception in 1941.


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INVESTMENT MANAGEMENT AND SERVICES
Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o  providing investment research,
o  making specific investment recommendations,
o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or AECC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation

Included assets             Percentage of total book value
First $250 million                        0.750%
Next $250 million                         0.650
Next $250 million                         0.550
Next $250 million                         0.500
Any amount over $1 billion                0.107


Included assets are all assets of AECC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35%.


Advisory and services fee for the past three years

Year                     Total fees            Percentage of included assets

2001                     $9,248,275                       0.24%
2000                      8,778,883                       0.25
1999                      8,691,974                       0.26

Estimated advisory and services fees for 2002 are $3,508,000.


Other expenses payable by AECC: The Investment Advisory and Services Agreement provides that we will pay:

o  costs incurred by us in connection with real estate and mortgages;
o  taxes;
o  depository and custodian fees;
o  brokerage commissions;
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
o  fees and expenses of our directors who are not officers or employees of AEFC;

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23p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

o provision for certificate reserves (interest accrued on certificate owner accounts); and
o  expenses of customer settlements not attributable to sales function.

DISTRIBUTION
Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate as follows:

o  0.0625% of the initial payment on the issue date of the certificate, and
o 0.0625% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.


Total  distribution fees paid to American Express  Financial  Advisors Inc.
for all series of certificates amounted to $29,399,557 during the year ended Dec. 31, 2001. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $7,332,000 during 2002.


See Note 1 to financial statements regarding deferral of distribution fee expense.

In addition, AECC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, AECC may pay or permit other promotional incentives, in cash or credit or other compensation.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., or AECC, approved these distribution agreements.

TRANSFER AGENT
Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

EMPLOYMENT OF OTHER AMERICAN EXPRESS AFFILIATES
AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

-------------------------------------------------------------------------------
24p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

DIRECTORS AND OFFICERS
AECC's sole shareholder, AEFC, elects the board of directors that oversees AECC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $34,000 during 2001 to directors not employed by AEFC.

Independent Board Members

Name, address, age        Position held with     Principal            Other               Committee
                          Registrant and         occupations during   directorships       memberships
                          length of service      past 5 years
------------------------- ---------------------- -------------------- ------------------- ------------------
Rodney P. Burwell         Board member since     Chairman, Xerxes     Fairview            Dividend
7901 Xerxes Avenue South, 1999                   Corporation          Corporation, TCF
Suite 201                                        (fiberglass          Financial, IPI
Bloomington, MN 55431                            storage tanks)
Born in 1939
------------------------- ---------------------- -------------------- ------------------- ------------------
Charles W. Johnson        Board member since     Retired president,
2498 Ram Crossing Way     1989                   Fisk University,
Henderson, NV 89014                              former vice
Born in 1929                                     president and
                                                 group executive,
                                                 Industrial
                                                 Systems, with
                                                 Honeywell
------------------------- ---------------------- -------------------- ------------------- ------------------
Jean B. Keffeler          Board member since     Retired business
3424 Zenith Avenue South  1999                   executive
Minneapolis, MN 55416
Born in 1945
------------------------- ---------------------- -------------------- ------------------- ------------------
Thomas R.Mc Burney        Board member since     President,           The Valspar         Dividend
1700 Foshay Tower         1999                   McBurney             Corporation
821 Marquette Avenue                             Management Advisors  (paints), Wegner
Minneapolis, MN 55402                                                 Corporation,
Born in 1938                                                          Meritex
                                                                      Enterprises and
                                                                      Greenspring
                                                                      Corporation
------------------------- ---------------------- -------------------- ------------------- ------------------

Board Members Affiliated with American Express Certificate Company

Name, address, age        Position held with     Principal            Other               Committee
                          Registrant and         occupations during   directorships       memberships
                          length of service      past 5 years
------------------------- ---------------------- -------------------- ------------------- ------------------
Kent M. Bergene           Board member since     Vice president -
435 AXP Financial Center  June 2001              Products Group of
Minneapolis, MN 55474                            AEFC, director -
Born in 1958                                     Variable Annuity
                                                 Products, actuary
                                                 - Variable Assets
                                                 Business
                                                 Development
------------------------- ---------------------- -------------------- ------------------- ------------------
Paula R. Meyer            Board member and       Vice president and                       Dividend,
596 AXP Financial Center  president since 1998   Managing Director                        Investment
Minneapolis, MN 55474                            - American Express
Born in 1954                                     Funds, vice
                                                 president - AEFC,
                                                 president - Piper
                                                 Capital Management
                                                 (PCM), director of
                                                 marketing of PCM
------------------------- ---------------------- -------------------- ------------------- ------------------


-------------------------------------------------------------------------------
25p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

Executive Officers

Name, address, age        Position held with     Principal            Other               Committee
                          Registrant and         occupations during   directorships       memberships
                          length of service      past 5 years
------------------------- ---------------------- -------------------- ------------------- ------------------
Paula R. Meyer            Board member and       Vice president and                       Dividend,
596 AXP Financial Center  president since 1998   Managing Director                        Investment
Minneapolis, MN 55474                            - American Express
Born in 1954                                     Fund, vice
                                                 president - AEFC,
                                                 president - Piper
                                                 Capital Management
                                                 (PCM), director of
                                                 marketing of PCM
------------------------- ---------------------- -------------------- ------------------- ------------------
Lorraine R. Hart                                 Vice president -                         Investment
53643 AXP Financial Center                       Investments
Minneapolis, MN 55474
Born in 1951
------------------------- ---------------------- -------------------- ------------------- ------------------
Monica P. Vickman         Vice president,        Associate counsel
50607 AXP Financial       general counsel, and   various attorney
Center                    secretary since        positions -
Minneapolis, MN 55474     February 2001          American Express
Born in 1969                                     General Counsel's
                                                 Office
------------------------- ---------------------- -------------------- ------------------- ------------------
David L. Yowan            Vice president and     Senior vice
40 Wall Street            treasurer since        president and
19th Floor                April 2000             assistant
New York, NY 10004                               treasurer -
(temporary)                                      American Express
Born in 1957                                     Company, Senior portfolio and
                                                 risk management officer - North
                                                 American Consumer Bank of
                                                 Citigroup
------------------------- ---------------------- -------------------- ------------------- ------------------
Philip C. Wentzel         Vice president and     Vice president -
805 AXP Financial Center  controller since 2000  Finance, Insurance
Minneapolis, MN 55474                            Products of AEFC,
Born in 1961                                     vice president and
                                                 controller of IDS
                                                 Life, Director of
                                                 Financial
                                                 Reporting and
                                                 Analysis - IDS Life
------------------------- ---------------------- -------------------- ------------------- ------------------


-------------------------------------------------------------------------------
26p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

INDEPENDENT AUDITORS
A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, has audited our financial statements at Dec. 31, 2001 and 2000 and for each of the years in the three-year period ended Dec. 31, 2001. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.


AMERICAN EXPRESS CERTIFICATES
Other certificates issued by AECC: Your American Express financial advisor can give you more information on five other certificates issued by AECC. These certificates offer a wide range of investment terms and features.

American Express Flexible Savings Certificate -- A single payment certificate that permits additional investments and on which AECC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

American Express Installment Certificate -- An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

American Express Market Strategy Certificate -- A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

American Express Preferred Investors Certificate -- A single payment certificate that combines a competitive fixed rate of return with AECC's guarantee of principal for large investments of $250,000 to $5 million.

American Express Stock Market Certificate -- A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with AECC's guarantee of return of principal.

-------------------------------------------------------------------------------
27p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

Appendix

Description of corporate bond ratings
Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

-------------------------------------------------------------------------------
28p   AMERICAN EXPRESS CASH RESERVE CERTIFICATE -- PROSPECTUS

Quick telephone reference*


(800) 862-7919    American Express Easy Access Line
                  Account value, cash transaction information, current rate information (automated response for Touchtone(R) phones only)

(800) 862-7919    Client Service Organization
                  Withdrawals, transfers, inquiries

(800) 846-4852    TTY Service
                  For the hearing impaired


* You may experience delays when call volumes are high


American Express Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
Web site address:

americanexpress.com


Distributed by
American Express
Financial Advisors Inc.


                                                              S-6005 T (4/02)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of American Express Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

1999          American Express Special Deposits                  50,132,542.00
2000          American Express Special Deposits                  29,882,177.00
2001          American Express Special Deposits                  11,588,244.00

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of American Express Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $301,946.44 in 1996, $592,068.70 in 1997, $967,791.95 in 1998,
$877,981.60 in 1999, and $807,408.63 in 2000.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

         1. (a) Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

         2.       Not Applicable.

         3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (b) Certificate of Amendment, dated April 2, 1984 filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

            (e) Certificate of Amendment, dated January 28, 2000, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252 is incorporated herein by reference.

            (f) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

         4.       Not Applicable.

         5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

         6. through 9. --  None.

        10. (a) Form of Investment Advisory and Services Agreement is filed electronically herewith as Exhibit 10(a).

            (b) Depositary and Custodial Agreement dated September 30, 1985 between IDS Certificate Company and IDS Trust Company, filed electronically as Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (e) Second amendment to Selling Agent Agreement between American Express Financial Advisors Inc. and American Express Bank International dated as of May 2, 1995, filed electronically as Exhibit (1) to Registrant's June 30, 1995, Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (f) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

            (g) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (h) Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and Coutts & Co. (USA) International, filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (i)   Consulting  Agreement  dated December 12, 1994,  between IDS
                  Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577 is incorporated herein by reference.

            (j) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (k) Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

            (l) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS Financial Services Inc.) and American Express Bank International, filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (m) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (n) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities
                  America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

            (o) Letter Agreement, dated April 10, 2000, amending the Selling Agent Agreement, dated March 10, 1999, between American Express Financial Advisors Inc. and Securities America, Inc., filed electronically as Exhibit 10(o) to Post-Effective Amendment No. 20 to Registration Statement 33-26844, is incorporated herein by reference.

            (p) Form of Selling Dealer Agreement of American Express Financial Advisors Inc., filed electronically as Exhibit 10(o) to Pre-Effective Amendment No. 2 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (q)(1)  Code of  Ethics  under  rule  17j-1  for  Registrant,  filed electronically as Exhibit 10(p)(1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (q)(2) Code of Ethics under rule 17j-1 for Registrant's investment advisor and principal underwriters, filed electronically as
                  Exhibit 10p(2) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (r) Letter of Representations, dated August 22, 2000, between Registrant and The Depository Trust Company, filed electronically as Exhibit 10(r) to Post-Effective Amendment No. 49 to Registration Statement No. 2-55252, is incorporated herein by reference.

        11. through 22. -- None.

        23. Consent of Independent Auditors' Report to be filed with a subsequent post-effective amendment to this registration statement.

        24. (a) Officers' Power of Attorney dated April 16, 2001, filed electronically as Exhibit 24(a) to Post-Effective Amendment No. 28 to Registration Statement No. 2-68296 is incorporated herein by reference.

            (b) Directors' Power of Attorney dated August 10, 2001, filed electronically as Exhibit 24(a) to Registrant's June 30, 2001 Quarterly Report on Form 10-Q, is incorporated herein by reference.

        25. through 27. -- None.

(b) The financial statement schedules for American Express Certificate Company (formerly IDS Certificate Company), will be filed with a subsequent Post-Effective Amendment to Registration Statement
         No. 2-55252 for Series D-1 Investment Certificate.

Item 17. Undertakings.

             Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of American Express Financial Advisors Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to
             Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 22, 2002.

AMERICAN EXPRESS CERTIFICATE COMPANY



                                              By: /s/ Paula R. Meyer*
                                              -----------------------
                                                      Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on February 22, 2002.


Signature                          Capacity

/s/ Paula R. Meyer* **             President and Director
----------------------             (Principal Executive Officer)
    Paula R. Meyer

/s/ David L. Yowan   *             Vice President and Treasurer
----------------------             (Principal Financial Officer)
    David L. Yowan

/s/ Philip C. Wentzel*             Vice President and Controller
----------------------             (Principal Accounting Officer)
    Philip C. Wentzel

/s/ Kent M. Bergene**              Director
----------------------
    Kent M. Bergene

/s/ Rodney P. Burwell**            Director
-----------------------
    Rodney P. Burwell

/s/ Charles W. Johnson**           Director
------------------------
    Charles W. Johnson

/s/ Jean B. Keffeler**             Director
----------------------
    Jean B. Keffeler

/s/ Thomas R. McBurney**           Director
------------------------
    Thomas R. McBurney

*Signed pursuant to Officers' Power of Attorney dated April 16, 2001, filed electronically as Exhibit 24(a) to Post-Effective Amendment No. 28 to Registrantion Statement 2-68296, by:



/s/ Monica P. Vickman
---------------------
    Monica P. Vickman




**Signed pursuant to Directors' Power of Attorney dated August 10, 2001, filed electronically as Exhibit 24(a) to Registrant's June 30, 2001 Quarterly Report on Form 10-Q, by:



/s/ Monica P. Vickman
---------------------
    Monica P. Vickman